UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 18, 2017, Phillips Edison Grocery Center REIT I, Inc. (the “Company”) entered into a definitive contribution agreement (the “Contribution Agreement”) to acquire real estate assets and the third party asset management business of its sponsor, Phillips Edison Limited Partnership (“PELP”), in a stock and cash transaction valued at approximately $1 billion, subject to closing adjustments. In connection with entry into the Contribution Agreement, certain investor communications were prepared and are filed herewith.

The Company prepared a script to accompany an investor presentation regarding the Contribution Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The related presentation was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on May 19, 2017.

The Company prepared an additional presentation regarding the Contribution Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements:

Certain statements contained in this Current Report on Form 8-K may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the transaction and the ability to consummate the transaction and anticipated accretion, dividend coverage, dividends and other anticipated benefits of the transaction. The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “pro forma,” “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It:

This communication does not constitute a solicitation of materials of any vote or approval in respect of the proposed transaction involving the Company or otherwise. In connection with the proposed merger, a stockholder meeting will be announced soon to obtain stockholder approval. In connection with the proposed transaction, the Company intends to file relevant materials, including a proxy statement, with the Securities and Exchange Commission (the “SEC”). The Company’s stockholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov at the Company’s website at www.grocerycenterREIT1.com or by sending a written request to the Company at 11501 Northlake Drive, Cincinnati, OH 45249, Attention: Investor Relations.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management may be deemed to be participants in soliciting proxies from the Company’s stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction and their ownership of the Company’s common stock will be set forth in the proxy statement for its annual meeting of stockholders. Investors can find more information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation Script
99.2	Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC

Dated: May 22, 2017	By:	/s/ R. Mark Addy
R. Mark Addy President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation Script
99.2	Presentation